Exhibit 10.1

STANDARD FORM OF LEASE

Short Form

Gateway Business Park

Las Vegas, Nevada

THIS LEASE AGREEMENT (the “Lease”) is dated the 8th day of March 2000, by and between the hereinafter specified Landlord and Tenant.

W I T N E S S E T H:

I.	DEFINITIONS AND BASIC TERMS

1.1 Basic Lease Provisions. For the purpose of this Lease, the following terms shall have the meanings hereinafter specified:

(a)	Landlord:	American Pacific Capital Gateway Bldg D Co., LLC, a Nevada Limited-Liability Company, 8687 West Sahara Avenue, Suite 201 Las Vegas, NV 89117, (702)253-5751

(b)	Tenant:	Global Cash Access, LLC, a Delaware Limited Liability Company 3525 E Post Rd Las Vegas, NV 89120

(c)	DBA:	Global Cash Access

(d)	Entire Premises:	The Parcel described in Exhibit “A” attached hereto and depicted on the drawing attached hereto as Exhibit “B.”

(e)	Shopping Center:	The buildings located on the Entire Premises as said Shopping Center is constituted from time to time.

(f)	Demised Premises:	The premises consists of approximately (40,000) square feet of floor space having a depth of approximately 102 feet and a width of approximately 397 feet. Exact measurements to be determined by the following method: Depth: measuring from the exterior face of the front exterior wall to the exterior face of the rear wall. Width: measuring from centerline of the interior wall to centerline of interior wall unless Tenant is on an end cap, then space will be measured to the exterior face of an exterior wall(s).

(g)	Identified as:	3525 E Post Rd Las Vegas, NV 89120

(h)	Common Areas /Facilities:
Tenant’s Estimated Common Area Cost: NA

(i)	Minimum Rent:	See Section 5.1. Based upon an initial monthly per square foot amount of $0.90 x 40,000 square feet = $36,000.00 per month

(j)	Percent Rent:	NA

(k)	Security Deposit:	NA

(l)	Initial Term:	The initial Term of this Lease is for Ten (10) years, beginning on the Commencement Date defined in 1.1 (n) below, and ending on the last day of the One Hundred Twentieth (120th) full month following such Commencement Date.

(m)	Renewal Term:	One (1) Period of Five (5) years.

(n)	Commencement Date:	The Commencement Date for payment of rent as set forth in Section 4.

(o)	Acknowledgment of Commencement Date:	To be signed upon the first occurring event described in (n) above, and evidenced by completion of Exhibit “H”.

(p)	Guarantor:	NA

(q)	Exhibits:

A:	Legal Description

B:	Site Plan

C:	Description of Landlord’s and Tenant’s Work

D.	Option To Renew

E.	Sign Criteria

F.	Tenant Estoppel Certificate

G.	Intentionally deleted

H.	Acknowledgment of Commencement Date

I.	Sign Rental Agreement

J.	Financial Statement

K.	Rules and Regulations

L.	Notice of Substantial Completion

M.	Corporate Resolution

N.	Notice of Non-Responsibility

O.	Parking layout

II.	GRANTING CLAUSE, TERM AND RESERVED RIGHTS

2.1 Lease. Landlord hereby demises and leases unto Tenant and Tenant hereby takes from Landlord, for the consideration and upon the terms and conditions herein set forth, the Demised Premises for the Initial Term specified in Subsection 1.1(1) commencing on the date fixed by Article IV and for such Renewal Terms as Tenant may elect pursuant to the terms and provisions of the Addendum attached hereto. All references herein to the term hereof shall include the Initial Term and all Renewal Terms, if Tenant elects to enter into any Renewal Terms.

2.2 Short-Form Lease. Landlord and Tenant shall each, at the request of the other, execute and deliver a short form of lease, and shall use Page 3 of this Lease as the document requested.

2.3 Exterior Walls: Roof. Landlord shall have the exclusive right to use all or any part of the roof, side and rear walls of the Premises for any purpose, including, but not limited to, erecting signs or other structures on or over all or part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing and replacing pipes, ducts, conduits and wires leading through, to or from the Premises and serving other parts of the Shopping Center in locations which do not materially interfere with Tenant’s use of the Premises. Tenant shall have no right whatsoever in the exterior or exterior walls or the roof of the Premises. SUBJECT TO GOVERNMENTAL APPROVAL AND NOTWITHSTANDING THE ABOVE, TENANT HAS THE UNCONDITIONAL RIGHT TO PLACE SATELLITE DISHES OR SIMILAR DEVICES ON THE ROOF OF THE DEMISED PREMISES AND TENANT ACCEPTS FULL RESPONSIBILITY FOR SUCH DEVICES AND INDEMNIFIES LANDLORD FOR ANY COSTS INCURRED IN TENANT’S INSTALLATION, USE OR REMOVAL OF SUCH.

III.	IMPROVEMENTS

3.1 Work Specifications. Attached hereto as Exhibit “C” are outline specifications setting forth:

(a) improvements to the Demised Premises to be furnished and/or installed by Landlord (hereinafter called “Landlord’s Work”.

(b) improvements to the Demised Premises to be furnished and/or installed by Tenant (hereinafter called “Tenant’s Work”).

Tenant agrees that the floor plan for the Demised Premises shall be substantially in accordance with the Typical Lease Space attached hereto as Exhibit “B”, and that the specifications of such floor plan shall control whenever inconsistent with any other specification set forth in Exhibit “C”.

3.2 Tenant’s Work. The parties acknowledge the receipt and approval of plans which are attached hereto and referenced as EXHIBIT “C and EXHIBIT “C-1”. On execution of this lease Tenant shall commence and utilize TWC Construction, or any other licensed, bonded and insured general contractor (“Tenants Contractor”) for Tenant’s Work that does not require permits. Within five days from execution of this lease, Tenant shall submit its plans to the appropriate governmental agency for permits to construct Tenant’s Work. Tenant shall diligently pursue the issuance per building permits. Within five days of Tenant obtaining permits Tenant shall commence construction of Tenant’s Work utilizing Tenant’s Contractor. Tenant shall diligently pursue such installation and work to completion. Subject to 3.3 below, all of Tenant’s Work shall be at Tenant’s sole cost and expense. Tenant shall provide its own trash container(s) as needed for containment and removal of construction debris from Tenant’s Work and Tenant shall remove said trash containers prior to opening for business. Landlord shall designate the location of the trash containers. During the Tenant Improvement Period, Tenant and its contractor, if any, shall keep the Common Areas free of all construction and related debris. Prior to opening for business, Tenant shall remove all construction and related debris from the Premises and Common Area, and all such areas shall be in broom clean condition and the Common Area shall be returned to the condition it was in prior to commencement of Tenant’s Work. Tenant’s contractor shall name Landlord, its partners, and the manager of the Shopping Center as additional named insured on contractor’s insurance policies. All Tenant’s Work shall be undertaken and completed in a good, workmanlike manner, and Tenant shall obtain all necessary governmental permits, licenses and approvals with respect thereto and shall fully comply with all governmental statutes, ordinances, rules and regulations pertaining thereto. Tenant covenants that no work by Tenant or Tenant’s employees, agents or contractors shall disrupt or cause a slowdown or stoppage of any work conducted by Landlord on the Premises or Shopping Center of which it is a part.

3.3 Construction Allowance: Landlord shall contribute to Tenant the sum of $1,000,000 as a construction allowance for Tenant’s Work (less funds advanced for the AIA plans in the amount of $28,000 and less the amount set forth in Exhibit “C” to be paid by Landlord). Tenant shall sign contract with Tenant’s Contractor for said work and Tenant shall deposit with the construction lender the balance of the funds’ required to complete Tenants Work (“Tenant’s Share”). For example, if construction contract amount is $1,300,000, Tenant will deposit $300,000 with the construction lender prior to commencement of Tenant’s Work. Tenant shall execute a Tenant Improvement contract for Tenant’s Work with Tenants Contractor contract shall include all Tenant’s Work which contract shall be subject to the prior reasonable approval of Landlord. The contract shall provide for payment to contractor upon contractor providing customary lien releases. Contract price shall include cost of all permits and fees related to Tenant’s Work. Landlord’s obligation to deposit the Construction Allowance shall be conditioned upon the occurrence of the following:

1.	Execution of this lease agreement by Tenant.

2.	Tenant has received all government approved permits for Tenant’s Work.

3.	Landlord has approved Tenant’s construction contract with Tenant’s Contractor.

4.	Tenant has deposited funds in the amount of Tenant’s Share with the construction lender.

On execution of this Lease and upon execution of the Tenant Improvement contract for Tenants Work, Tenant shall deposit Tenant’s Share with the Landlord’s construction lender, and such deposit by Tenant shall be utilized first to pay for Tenant’s Work

3.4 Conformity to Law. Landlord and Tenant shall conform to, and comply with, all federal, state and local laws, ordinances, rules and regulations in the performance of their respective work.

3.5 Delivery of Possession. Tenant acknowledges that Landlord is delivering possession of the Premises to Tenant upon execution of this Lease in order that Landlord’s Work and Tenant’s Work can proceed concurrently.

3.6 Tenant’s Construction Insurance. In the event Tenant is to perform any work, Tenant shall provide Landlord with evidence of Workmen’s Compensation insurance, and certificates of fire and extended coverage insurance with vandalism and malicious mischief endorsements and public liability insurance, all as required pursuant to Section 13.1 hereof and acceptable to Landlord before Tenant commences work.

3.7 Tenant’s Plan Submittal. See EXHIBIT C-1.

3.8 Tenants Permits. Tenant shall submit plans pursuant to 3.2 above. Tenant shall within thirty (30) days thereafter submit its plans to the appropriate governmental agency or agencies for approval along with the required processing fee(s). Tenant shall within twenty-four (24) hours thereafter provide Landlord with proof of such payment and a copy of the receipt issued by the agency or agencies to which the plans have been submitted. If Tenant fails to provide such documentation within the time frame permitted Tenant shall be considered in default of this Lease and Landlord, at Landlord’s sole discretion may terminate this Lease and release such space to another prospective tenant. Both Landlord and Tenant agree that due to the difficulty of establishing monetary damages that may be suffered by Landlord upon Tenant’s non-compliance with this Paragraph, Landlord shall be entitled to retain any deposits or other moneys paid by Tenant as initial consideration for Landlord to enter into this Lease with Tenant.

IV.	TERM, OPTIONS, COMMENCEMENT DATE AND RENT.

4.1 Term. The initial term of this lease shall be ten (10) years and six (6) months beginning an the Commencement Date as defined in Article 4.3.

4.2 Options. Tenant shall have the right to exercise any Options granted under 1.1 (m) of the lease on the terms and conditions listed in the Option To Renew EXHIBIT “D”.

4.3 Commencement Date of Term and Payment of Rent (“Commencement Date”). The Commencement Date shall be the date of the passed final building inspection on Tenant’s Work provided the Tenant shall in no way delay the completion of the Landlord’s Work or Tenant’s Work. Should Tenant materially change the approved plans in EXHIBIT C-1 or fail to choose finish items such as and including carpet, paint color and laminate within two weeks from lease execution, the Commencement Date shall occur no later than October 15, 2000.

4.4 Proration and Payment of Rent. The first rent payment shall be due and payable as determined under Section 4.3 above, the “Commencement Date”. If rent payments are to begin on any day other than the first of the month, the rent for that period shall be prorated for that month and shall then be due and payable, as well as the following full months rent. All subsequent rent payments shall be due and payable on the first day of each month as provided for in the lease agreement.

4.5 Right of First Offer.

(a) Description. During the Lease Term and during any Option to Renew, Tenant shall have a right of first offer to lease that contiguous portion of the Demised Premises as depicted on an Exhibit B attached hereto and made a part hereof (the “First Offer Space”) which becomes available for lease as described hereinbelow. Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 4.5.

(b) Procedure for Offer. Landlord shall give Tenant written notice (the “First Offer Notice”) that the First Offer Space shall or has become available for lease by Tenant pursuant to the terms of Tenant’s right of first offer, as set forth in this Section 4.5. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space for a term coterminous with the Lease Term. -The First Offer Notice shall describe the space so offered to Tenant, including, without limitation, Landlord’s determination of the rentable square footage thereof, and shall set forth the “First Offer Rent,’ as that term is defined in Section 4.5(d) below, and the other terms upon which Landlord is willing to lease such space to Tenant.

(c) Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first offer in respect to the space described in the First Offer Notice at the First Offer Rent and upon the terms contained in such notice. If Tenant does not exercise its right of first offer within such ten (10) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires, whereupon Tenant’s right of first offer shall terminate with respect to such First Offer Space. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

(d) First Offer Space Rent. The rent payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be identified by Landlord in the First Offer Notice to Tenant.

(f) Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment to the Lease memorializing Tenant’s lease for such First Offer Space upon the terms and conditions set forth in this Section 4.5. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (the “First Offer Commencement Date”) and terminate coterminous with the termination of the Lease Term. References in this Lease to the Commencement Date shall refer to the First Offer Commencement Date where applicable. The definition of Premises shall be modified to include the First Offer Space.

V.	RENT

5.1 Minimum Rent. Tenant shall pay to Landlord, without notice or demand and without any set-off or deduction whatsoever, as annual Minimum Rent the amounts as set forth below (“Minimum Rent”), which Minimum Rent shall be paid in monthly installments in advance on or before the first day of each calendar month of the Lease Term commencing with the Commencement Date of this Lease and shall be considered delinquent if not so paid on or before the first day of each month. If the Lease Term commences or expires on a day other than the last day of a calendar month, the Minimum Rent for such month shall be a pro-rated portion of the monthly Minimum Rent, based upon a thirty (30) day month.

PERIOD COVERED:	ANNUAL:	MONTHLY INSTALLMENTS:
Months 01-12	$432,000.00	$36,000.00
Months 13-24	$432,000.00	$36,000.00
Months 25-36	$432,000.00	$36,000.00
Months 37-48	$432,000.00	$36,000.00
Months 49-60	$432,000.00	$36,000.00
Months 61-72	$475,200.00	$39,600.00
Months 73-84	$475,200.00	$39,600.00
Months 84-96	$475,200.00	$39,600.00
Months 97-108	$475,200.00	$39,600.00
Months 109-120	$475,200.00	$39,600.00
Months 120-126	$475,200.00	$39,600.00

OPTION PERIOD I:
Months 127-138	$522,720.00	$43,560.00
Months 139-150	$522,720.00	$43,560.00
Months 151-162	$522,720.00	$43,560.00
Months 163-174	$522,720.00	$43,560.00
Months 175-186	$522,720.00	$43,560.00

OPTION PERIOD II:
Months 187-198	$574,992.00	$47,916.00
Months 199-210	$574,992.00	$47,916.00
Months 111-122	$574,992.00	$47,916.00
Months 123-133	$574,992.00	$47,916.00
Months 134-145	$574,992.00	$47,916.00

5.2 Percentage Rent. Intentionally deleted.

5.3 Adjustment of Fixed Minimum Rent. Intentionally deleted.

5.4 Adjustment Formula. Intentionally deleted.

5.5 Consumer Price Index. Intentionally deleted

5.6 Gross Sales. Intentionally deleted.

5.7 Alternate Rent. Intentionally deleted

5.8 Payments. All rent due hereunder shall be paid in U.S. dollars to Landlord at the address specified in Subsection 1.1 (a) hereof or such other address as may be specified from time to time by Landlord by notice, without any deduction or setoff whatsoever.

VI.	SALES RECORDS AND REPORTS

6.1 Statements of Gross Sales. Intentionally deleted

6.2 Retention of Records. Intentionally deleted.

6.3 Landlord’s Right to Audit. Intentionally deleted.

VII.	COMMON FACILITIES AND ADDITIONAL RENT BY TENANT FOR COMMON COSTS

7.1 Common Facilities. Landlord shall substantially complete the common facilities depicted on Exhibit “B” with respect to the phase in which the Demised Premises are to be located as shown on Exhibit “B” prior to the Commencement Date. Landlord reserves the right to change, from time to time, the dimensions and location of the common facilities and the configuration of the phases of development as shown on Exhibit “B”, as well as the dimensions, identity and type of any buildings comprising the Shopping Center, and to construct additional buildings or additional stories on existing buildings or other improvements on the Entire Premises. Provided however, said changes shall not interfere with Tenant’s right to Quiet Enjoyment or would materially affect the Demised Premises, without prior written consent of Tenant.

7.2 Tenant’s Use of Common Facilities. Tenant, and its employees, customers, subtenants, licensees and concessionaires, shall have the nonexclusive right to use the common facilities, as constituted from time to time, of the Shopping Center and other persons shall be entitled to use the same by virtue of Landlord’s express permission, and subject to such reasonable rules and regulations governing such use as Landlord may, from time to time prescribe. Tenant shall not conduct or solicit business or display merchandise within the common facilities, or distribute handbills therein, or take any action that would interfere with the rights of other persons to use the common facilities. Landlord may temporarily close any part of the common facilities for such periods of time as may be necessary to make repairs or alterations. Tenant acknowledges that Landlord may be required to grant to certain tenants of the Shopping Center the right to display and sell merchandise and services on portions of the common facilities and the rights herein granted Tenant shall be inferior to any such rights granted to said certain tenants.

7.3 Designated Parking Areas. Landlord has designated specific areas in which automobiles owned by Tenant, its employees, subtenants, licensees and concessionaires shall be parked, and Tenant shall see that such automobiles are parked in such areas. In all events, Tenant shall be entitled to a minimum of 200 parking spaces as shown in Exhibit “0” of which 10 spaces will be marked reserved with the remaining 190 unreserved. Tenant authorizes Landlord to cause any such unauthorized car to be towed from the Shopping Center. Upon request, Tenant shall furnish to Landlord a complete list of the license numbers of all automobiles operated by Tenant, its employees, subtenants, licensees and concessionaires.

7.3 Landlord’s Use of Common Facilities. Intentionally deleted.

7.4 Common Area Costs. Intentionally deleted.

7.5 Tenant’s Payment of Common Area Costs Intentionally deleted.

7.6 Annual Adjustment of Common Area Costs. Intentionally deleted

VIII.	USE OF PREMISES

8.1 Use of Demised Premises. The Demised Premises may be used and occupied only for the purpose of: OFFICE, CUSTOMER SERVICE, DATA CENTER AND STORAGE and for no other purpose or purposes without the prior written consent of Landlord which shall not be unreasonably withheld. Tenant shall be required to use the highest standards of practice available to Tenant in connection with its conduct of business. No activity by Tenant or suffered by Tenant shall be permitted in the Demised Premises which would in Landlord’s reasonable discretion injure or harm the goodwill of the Shopping Center in the eyes of the public in general, or the neighboring community in particular. The parties agree that Landlord has relied upon Tenant’s occupancy and operation in accordance with the foregoing provision.

8.2 Exclusivity Agreement Indemnification. Intentionally deleted.

8.3 Restricted Uses. Tenant shall not conduct within the Demised Premises any fire, auction, “going out of business” or bankruptcy sale. Tenant shall not permit any objectionable or unpleasant odors to emanate from the Demised Premises; nor place or permit any radio, television, loudspeaker, amplifier or sound system, or signs or devices emitting flashing lights, odors, loud noises or vibrations on the roof or outside the Demised Premises or where the same can be heard, seen, felt or smelled from outside the Demised Premises (either in the common facilities or in other leased space); nor place any antenna (except as provided in 2.3), awning or other projection on the exterior of the Demised Premises; nor solicit business in the common facilities nor distribute advertising matter to, in or upon any common facility or the Shopping Center; nor commit or permit waste or a nuisance upon the Demised Premises.

8.4 Merchandise Displays Intentionally deleted.

8.5 Refuse. All garbage and refuse shall be kept in the kind of container specified by Landlord and shall be placed outside of the Demised Premises daily, prepared for collection in the manner and at the times and places specified by Landlord. Tenant shall comply with all requirements of health, sanitation and safety codes, or refuse collection services with respect to separation of garbage or refuse into such types (for example, without limitation, wet or dry, paper or non-paper) and into packages or containers of such size and materials as Landlord may specify from time to time.

8.6 Temperature; Pest Control. Tenant shall maintain the inside of the Demised Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures inside the Demised Premises. If Tenant deems necessary, Tenant, at its expense, shall employ the services of a reputable termite and pest extermination contractor for the Demised Premises.

8.7 Increased Insurance Costs. Tenant shall not, without the Landlord’s prior written consent, keep anything within the Demised Premises nor use the Premises for any purposes which shall increase the insurance premium cost or invalidates any insurance policy carried on the Demised Premises or other parts of the Shopping Center. If Landlord should consent to such use and occupancy by Tenant, Tenant shall pay on demand, as additional rent, any additional insurance premiums which result from such use and occupancy. All property and contents kept or stored or maintained within the Demised Premises by Tenant shall be at Tenant’s sole risk.

8.8 Compliance With Laws. Tenant shall procure at its own expense, any permits and licenses required for the transaction of business in the Demised Premises and otherwise comply with all applicable laws, ordinances and governmental regulations, as well as all requirements from time to time imposed by Landlord’s fire and extended coverage insurance carriers that are directly related to Tenant’s type of business, and that are necessary to maintain Landlord’s insurance rates at the levels available upon such full compliance.

8.9 Hazardous Material; Indemnity.

(a) Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept, or used in or about the Demised Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant’s business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Demised Premises). If (i) Tenant breaches the obligations stated in the preceding sentence, (ii) the presence (whether consented to by Landlord or otherwise) of Hazardous Material on the Demised Premises or on or in the soil or ground water under or adjacent to the Demised Premises caused or permitted by Tenant, its agents, employees, contractors or invitees results in contamination of the Demised Premises or such soil or ground water, (iii) contamination of the Demised Premises or such soil or ground water by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, or (iv) contamination occurs elsewhere in connection with the transportation by Tenant of Hazardous Material to or from the Shopping Center, then Tenant shall indemnify, protect, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including, without limitation, diminution in value of the Demised Premises or the Shopping Center or any part thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises or the Shopping Center or any part thereof, damages arising from any adverse impact on marketing of space with respect to the Demised Premises or the Shopping Center or any part thereof, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. The foregoing obligation of Tenant to indemnify, protect, defend and hold Landlord harmless includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration or other response work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present, as a result of any action or inaction on the part of Tenant, its agents, employees, contractors or invitees, in the Demised Premises or the soil or ground water on, under or adjacent to the Demised Premises, or elsewhere in connection with the transportation by Tenant of Hazardous Material to or from the Shopping Center. Without limiting the foregoing, if the presence of any Hazardous Material on or in the Demised Premises or the soil or ground water under or adjacent to the Demised Premises caused or permitted by Tenant, or its agents, employees, contractors or invitees results in any contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises or such soil or ground water to the condition existing prior to the introduction of any such Hazardous Material to the Demised Premises, or to such soil or ground water; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises.

(b) Tenant shall, within ten (10) days following receipt thereof, provide Landlord with a copy of (i) any notice from any local, state or federal governmental authority of any violation or administrative or judicial order or complaint having been filed or about to be filed against Tenant or the Demised Premises alleging any violation of any local, state or federal environmental law or regulation or requiring Tenant to take any action with respect to any release on or in the Demised Premises or the soil or ground water under or adjacent to the Demised Premises of Hazardous Material, or (ii) any notices from a federal, state or local governmental agency or private party alleging that Tenant may be liable or responsible for cleanup, remedial, removal, restoration or other response costs in connection with Hazardous Material on or in the Demised Premises or the soil or ground water under or adjacent to the Demised Premises or any damages caused by such release.

(c) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Nevada or the United states Government. The term “Hazardous Material” includes, without limitation, any material or substance that is (i) defined as a “hazardous waste” under NRS 459.400 et seq., (ii) petroleum, (iii) asbestos, (iv) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution control Act (33 U.S.C. 1321), (v) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), (vi) defined as a hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601) or (vii) defined as a “regulated substance” pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks), 42 U.S.C. 6991 et seq.

(d) Tenant’s obligations under this Section 8.9 shall survive the expiration or earlier termination of this Lease.

(e) To the best of Landlord’s knowledge, based on the most current Phase I Environmental Site Assessment prepared by a State Certified Engineer and/or Environmental Manager, no hazardous waste or hazardous substances (as defined under Federal law and by the laws of the State and municipality in which the Premises are located, and including but not limited to asbestos and petroleum related products) has been generated, treated, stored, disposed of or deposited in or on the Premises and/or the Shopping Center. Landlord has not received a summons, directive, notice or other communication, written or oral, from any federal, state or local environmental protection agency or similar body or any other person concerning any alleged violation of any environmental law or regulation at the premises and/or the Shopping Center, or any investigation or request for information relating to the handling, packaging, transportation, treatment, storage or disposal of hazardous waste or hazardous substances on-site or when transported off-site. To the best of Landlord’s knowledge, the Premises and/or the Shopping Center, including, but not limited to, the soil and groundwater, are not contaminated by the presence of hazardous waste or hazardous substances, and there is no substance or condition, including asbestos, in or on such facilities of the Premises and/or the Shopping Center.

(f) Landlord shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Demised Premises by Landlord, its agents, employees, contractors or invitees. If (i) Landlord breaches the obligations stated in the preceding sentence, (ii) the presence of Hazardous Material on the Demised Premises or on or in the soil or ground water under or adjacent to the Demised Premises caused or permitted by Landlord, its agents, employees, contractors or invitees results in contamination of the Demised Premises or such soil or ground water, (iii) contamination of the Demised Premises or such soil or ground water by Hazardous Material otherwise occurs for which Landlord is legally liable to Tenant for damage resulting therefrom, or (iv)

contamination occurs elsewhere in connection with the transportation by Landlord of Hazardous Material to or from the Shopping Center, then Landlord shall indemnify, protect, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities or losses (including, without limitation, diminution in value of the Demised Premises or the Shopping Center or any part thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises or the Shopping Center or any part thereof, damages arising from any adverse impact on marketing of space with respect to the Demised Premises or the Shopping Center or any part thereof. The foregoing obligation of Landlord to indemnify, protect, defend and hold Tenant harmless includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration or other response work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present, as a result of any action or inaction on the part of Landlord, its agents, employees, contractors or invitees, in the Demised Premises or the soil or ground water on, under or adjacent to the Demised Premises, or elsewhere in connection with the transportation by Landlord of Hazardous Material to or from the Shopping Center. Without limiting the foregoing, if the presence of any Hazardous Material on or in the Demised Premises or the soil or ground water under or adjacent to the Demised Premises caused or permitted by Landlord, or its agents, employees, contractors or invitees results in any contamination of the Demised Premises, Landlord shall promptly take all actions at its sole expense as are necessary to return the Demised Premises or such soil or ground water to the condition existing prior to the introduction of any such Hazardous Material to the Demised Premises.

8.10	Gross Sales From Competing Businesses. Intentionally deleted

8.11	Minimum Hours of Operation. Intentionally deleted

IX.	MAINTENANCE, REPAIRS AND ALTERATIONS

9.1 Present Condition. Landlord represents, warrants and covenants that at the Commencement Date the building systems, including, without limitation, plumbing and electrical lines and equipment, heating, ventilation and air conditioning systems, boilers, and elevators, will be in good mechanical and operating condition. Landlord further represents and warrants that it has no knowledge of any conditions which have existed or presently exist which could materially adversely affect Tenant’s business or contemplated use of the Demised Premises.

9.2 Maintenance Obligations. After the Commencement Date and continuing for a twelve month period, Landlord shall, within 10 days of receiving written notice from Tenant, make or cause to be made all repairs, structural and non-structural, routine and non-routine, needed to maintain the Demised Premises, which shall include keeping the roof and Demised Premises free of leaks, repairs to the plumbing and drainage systems (except stoppages caused by Tenant), major electrical systems, and the exterior and interior structural elements of the building (including, without limitation, the roof, exterior and bearing walls of the building, support beams, foundations, columns and lateral supports) (collectively “Landlord Repairs”). Landlord hereby covenants and agrees that in conducting the Landlord Repairs, Landlord shall (i) obtain Tenant’s prior written approval (which approval shall not be unreasonably withheld, delayed or conditioned) of the timing, methods, scope, and phasing of such Landlord Repairs, (ii) reimburse Tenant for all costs and expenses incurred by Tenant for using a third party contractor to conduct the Landlord Repairs, if Landlord has not commenced the Landlord Repairs within 10 days of receiving written notice of such Landlord Repairs and (ii) use reasonable efforts not to interfere with the use and operation of the Demised Premises by Tenant in conducting the Landlord Repairs. Upon the expiration of the abovementioned twelve month period, Tenant will be responsible for Landlord Repairs excepting the roof and structural elements. Landlord will obtain at its sole expense a five year warranty on the heating, ventilation and air conditioning system. Tenant shall obtain a service contract from a licensed HVAC contractor covering the 13th month following the Commencement Date until the expiration or earlier termination of the Lease including any Option to Renew. For example: If the Commencement Date is 1-1-00, then Tenant must secure a service contract to cover February of 2001 until the expiration. If the HVAC malfunctions in the first twelve months, all responsibility for repairs are with the Landlord. If the unit(s) malfunctions in the thirteenth month through the sixtieth month of installation of the above said manufactures warranty, the manufactures warranty will be in place to cover major repairs if Tenant has secured a maintenance contract. After the sixtieth month, Tenant will rely exclusively upon his HVAC maintenance provider for service and repairs.

9.3 Assignment of Warranties. In the event Landlord shall have furnished or installed any of the equipment referred to in Subsection 9.2(d), Landlord, at Tenant’s request, shall assign to Tenant all applicable warranties or guaranties made or given to Landlord by manufacturers or installers of such equipment to the extent such warranties or guaranties are assignable.

9.4 Tenant Alterations. Tenant shall not make any alterations, additions or improvements to the Demised Premises without the prior consent of Landlord, except for the work described in Exhibit “C”, Section 2.3 above, or Tenant Alterations for an entire contract price less than $50,000 and the installation of unattached movable trade fixtures which may be installed without cutting or otherwise defacing the Premises. All fixtures installed by Tenant shall be new or newly and completely reconditioned. All alterations, additions, carpeting, improvements and fixtures (other than unattached, movable trade fixtures) which may be made or installed by either party hereto upon the Demised Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the termination of this Lease. Any asphalt tile or other floor covering of similar character which may be cemented or otherwise adhesively fixed to the floor of the Demised Premises shall become the property of the Landlord, all without credit or compensation to Tenant.

9.5 Roof Work. If at any time during the term of this Lease Tenant needs to make roof penetrations over the Demised Premises, Tenant, at Tenant’s expense, shall use Landlord’s contractor to make such penetrations, in order to maintain existing roofing warranties held by Landlord providing contractor rates are at fair market value.

9.6 Liens. Tenant shall promptly pay all contractors and materialmen, and not permit or suffer any lien to attach to the Shopping Center or any part thereof, and indemnify, protect, defend and save harmless Landlord against the same. Landlord shall have the right to require Tenant to furnish a bond or other indemnity satisfactory to Landlord prior to the commencement of any work in excess of fifty thousand dollars ($50,000) by Tenant on the Demised Premises, or if any lien attaches or is claimed, to require such a bond or indemnity in addition to all other remedies.

X.	SIGNS

10.1 Sign on Premises. Tenant, at its expense and subject to its obtaining any required governmental permits and approvals, may place, maintain, repair and replace signage on the Demised Premises. However, Tenant shall not place or permit on any exterior door or window or any wall of the Demised Premises any sign, awning, canopy, advertising matter, decoration, lettering or thing of any kind which does not comply with the sign criteria set forth in Exhibit “E”, without the prior written consent of Landlord, which is not to be unreasonably withheld. Landlord shall cooperate with Tenant’s efforts to obtain any permit, approval or consent necessary or desirable in connection with the installation of any signage.

10.2	Restrictions on Signs. Intentionally deleted.

10.3 No Temporary or Mobile Signs. Tenant shall not be permitted, without the prior written consent of Landlord, to place or erect (or cause to be placed or erected) any temporary or mobile signs in the common facilities.

10.4 Signs on Pylon. Tenant shall be entitled to two signs on the pylon of the Shopping Center as set forth in Exhibit “I”. Tenant shall not erect or place any other sign, except for the two signs allotted to it, or cause the same to be erected or placed, on the pylon of the Shopping Center without the prior written consent of Landlord.

XL	UTILITIES

11.1 Provision of Utilities. Landlord shall provide the mains, conduits and other facilities necessary to supply water for domestic use only, electricity, telephone service and sewage service to the Demised Premises (in the case of electricity, to the designated meter base) in accordance with and subject to any special provisions contained in Exhibit “C”. Tenant shall, however, be responsible, at its expense, to make provisions for connection or “hooking up” to such utilities, directly with the appropriate utility company furnishing same. Tenant shall not install any equipment which can exceed the capacity of any utility facilities, and if any equipment installed by Tenant requires additional utility facilities, the same shall be installed at Tenant’s expense in compliance with all code requirements and plans and specifications which must be approved in advance, in writing, by Landlord.

11.2 Payment for Utility Charges and Deposits. Tenant shall promptly pay when due all charges and deposits for electricity, water, telephone service, sewage service and other utilities furnished to the Demised Premises. Landlord will furnish water services to Tenant and Tenant shall reimburse Landlord for usage based upon Equivalent Residential Units (ERU’s ) at the rate charged by the water district without surcharges.

11.3 Termination of Utilities. Intentionally deleted.

XII.	CASUALTY DAMAGE

12.1 Restoration of Demised Premises. In the event the Demised Premises are damaged or destroyed by fire or other casualty, Tenant shall give immediate notice to Landlord and Landlord shall proceed with reasonable diligence to restore the same at Landlord’s expense; provided, however, if the Demised Premises are destroyed or are so damaged that the Landlord’s cost of restoring the same would exceed fifty percent (50%) of their insured value, Tenant by a written notice to Landlord may terminate this Lease. Following such damage or destruction and unless and until the termination of this Lease, this Lease shall remain in full force and effect and Tenant shall continue the operation of its business at the Demised Premises if and to the extent the Tenant determines, in Tenant’s good faith judgment, that it is reasonably practical to do so. If Landlord agrees to reconstruct the Demised Premises and Tenant does not terminate the Lease on account of such damage or destruction as aforesaid (a) Landlord shall abate Rent payments which become due from the time of such damage or destruction through the course of the reconstruction to reflect the extent to which Tenant does not conduct its business operation at the Demised Premises, provided Tenant’s insurance pays Rent to Landlord, (b) the lease term shall continue and the parties shall continue to be bound by this Agreement, and (c) Landlord shall commence such reconstruction as soon as possible and diligently and continuously prosecute such reconstruction through completion. Notwithstanding the above, (i) if the Lease has not been terminated but Landlord has not rebuilt or restored the Demised Premises and/or Landlord’s Work within 180 days after the occurrence of the casualty, Tenant shall have the right to terminate this Lease; and (ii) if the Demised Premises are destroyed or are so damaged that the Landlord’s cost of restoring the same would exceed eighty percent (80%) of their then insured value, then Landlord may, at Landlord’s option, elect to terminate this Lease at any time within one hundred twenty (120) days after the occurrence of the casualty.

12.2 Restoration of Shopping Center. In the event twenty-five percent (25%) or more of the ground floor area of the Shopping Center should be damaged or destroyed by casualty not covered by the standard broad form of fire and extended coverage insurance then in common use in the State of Nevada or should be damaged to such extent that the Landlord’s cost of restoring the same would exceed eighty percent (80%) of the then insured value of such portion of the Shopping Center, then Landlord, at Landlord’s option, may elect to terminate this Lease by giving Tenant written notice to such effect whether or not the Demised Premises, as such, shall suffer any damages.

12.3 Tenant’s Restoration Obligation. Landlord’s obligation to rebuild or restore the Demised Premises shall in any event be limited to restoring Landlord’s Work to substantially the condition in which the same existed prior to the casualty; and Tenant shall, promptly after the completion of such work by Landlord, proceed with reasonable diligence and at Tenant’s sole cost and expense to restore Tenant’s Work to substantially the condition in which the same existed prior to the casualty. Notwithstanding anything contained to the contrary in this Article XII, Landlord shall have no duty to restore or rebuild the Demised Premises in the event the fire or other casualty occurs during the last six (6) months of the term hereof or during any Renewal Term, unless Tenant exercises its option to renew the lease under Section 4.2 above, in which case Landlord is obligated to perform all obligations set forth in this Article XXII.

12.4 Abatement of Minimum Rent. If the Demised Premises are partially destroyed or damaged and Landlord repairs or restores them pursuant to the provisions of this Article 12, provided Landlord is paid the full monthly rent under Tenant’s rental value insurance, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant’s use of the

Demised Premises is impaired. Except for such abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration. Nothing contained herein shall reduce proceeds payable to Landlord from rental value insurance maintainable by Tenant. Any rent abatement shall terminate when rental value insurance to Landlord cease.

XIII.	INDEMNITY, NONLIABILITY AND INSURANCE

13.1 Nonliability of Landlord. Landlord shall not be liable to Tenant or to Tenant’s employees, agents, sublessees, licensees, guests or invitees, or to any other person whomsoever, for any injury to persons or damage to property on or about the Demised Premises or the common facilities caused by any act or omission of Tenant, its employees, subtenants, licensees and concessionaires or of any other person entering the Entire Premises under express or implied invitation of Tenant or arising out of the use of the Demised Premises by Tenant and the conduct of its business therein or arising out of any breach or default by Tenant in the performance of its obligations hereunder, and Tenant hereby agrees to protect, defend and indemnify Landlord and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury, and in this connection, Landlord shall have the right to approve Tenant’s counsel in advance. Tenant specifically agrees to be responsible for and indemnify, defend, protect and hold Landlord harmless from any damages or expenses, structural or nonstructural, arising out of or caused by a burglary, theft, vandalism, malicious mischief or other illegal acts performed in, at or from the Demised Premises.

Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be indemnified for and shall indemnify, defend, protect and hold Tenant, its agents, employees, contractors, invitees, successors and assigns harmless from all losses damages, liabilities, judgments, actions, claims, attorney’s fees, costs and expenses arising from the negligence or willful misconduct of Landlord for Landlords knowing violation of any law, order, regulation or a willful breach of Landlords obligations under this Lease .

13.2 Tenant’s Insurance. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring Tenant and Landlord against any and all liability for injury to or death to a person or persons, and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Demised Premises, or by the condition of the Demised Premises, the limits of such policy or policies to be in an amount not less than One Million Dollars ($1,000,000.00) in respect to injuries to or death for any number of persons arising out of any one occurrence, and an amount of not less than Five Hundred Thousand Dollars ($500,000.00) in respect to property damaged or destroyed in any one occurrence. Tenant also agrees to carry insurance against fire, and such other risks as are from time to time included in standard extended coverage insurance (including vandalism and malicious mischief endorsements) for the full insurable value of Tenant’s merchandise, trade fixtures, furnishings, wall covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or within the Demised Premises. Tenant shall be responsible for the maintenance of the plate glass in or on the Demised Premises but shall have the option either to insure the risk or to self-insure same. Tenant shall name Landlord and Landlord’s lender as loss payee and additional insured.

13.3 Damage Caused by Disrepair of Demised Premises. Landlord and Landlord’s agents and employees shall not be liable to Tenant for any injury to person or damage to property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in the Demised Premises or on the Entire Premises, including, but not limited to, injury or damage (including, but not limited to, consequential damage) caused by the Demised Premises or other portion of the Entire Premises becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Demised Premises (except where due to Landlord’s willful failure to make repairs required to be made hereunder, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs); nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Shopping Center or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord.

13.4 Boiler Insurance. At all times when a “boiler,” as that term is defined for the purposes of boiler insurance, is located within the Demised Premises, Tenant shall carry, at its expense, boiler insurance with policy limits of not less than Three Hundred Thousand Dollars ($300,000.00) insuring both Landlord and Tenant against loss or liability caused by the operation or malfunction of such boiler.

13.5 Waiver of Subrogation. All fire and extended coverage insurance and boiler insurance, if applicable, carried either by Landlord or Tenant covering losses arising out of the destruction or damage to the Demised Premises or its contents or to other portions of the Shopping Center shall provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the insurance carrier and to the extent, but only to the extent, that such insurance shall require a release of the claim of the insured against the other party for losses arising out of the hazard covered thereby, such claim shall be deemed released.

13.6 Provisions Required in Policies. Tenant shall deliver to Landlord certificates of all insurance policies required hereunder and certificates of all renewals of such policies no later than ten (10) days prior to expiration of such policies. All insurance policies required of Tenant hereunder shall be written by responsible and reputable companies acceptable to Landlord and shall contain a written obligation on the part of the insurance company to notify Landlord at least ten (10) days prior to cancellation of such insurance. If Tenant shall fail to comply with any of the requirements herein contained relating to insurance, Landlord may obtain such insurance, and Tenant shall pay to Landlord, on demand, as additional rent hereunder, the premium cost thereof. In addition, Landlord shall have the right to require Tenant to increase the coverage of any insurance required in this Article XIII whenever Landlord’s insurer or mortgage holder deems, in its sole and reasonable discretion, that the then present amounts of coverage are inadequate and provides evidence to Tenant that such increase is consistent with the marketplace.

13.7 Mutual Release. Landlord and Tenant, and all parties claiming under them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered hereunder, in whole, by insurance on the Demised Premises or in connection with property on or activities conducted on the Demised Premises; and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided, that such release shall not operate in any case where the effect is to invalidate or increase the cost of such insurance coverage (provided, that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such release and waiver in full force and effect).

XIV.	EMINENT DOMAIN

14.1 Notice. Landlord and Tenant shall each notify the other if it becomes aware that there will or might occur a taking of any portion of the Entire Premises by condemnation proceedings or by exercise of any right of eminent domain (each, a “Taking”).

14.2 Termination of Lease: If any part of the floor area of the Demised Premises or twenty five percent (25%) or more of the floor area of the Entire Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof then, at the option of Landlord or Tenant, give written notice to each other this Lease shall terminate and the minimum rent (but not additional rent, percentage rental or any other charges payable hereunder) shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.

14.3 Nontermination of Lease and Rent Abatement: If any portion of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or by private purchase in lieu thereof and Landlord or Tenant does not elect to terminate this Lease, then the minimum rent (but not parentage rental or additional rent) payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority, and Landlord shall make all necessary repairs or alterations within the scope of Landlord’s Work originally done necessary to make the Demised Premises an architectural whole.

14.4 Taking of Common Facilities. If any part of the common facilities should be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, nor shall the rent payable hereunder be reduced, nor shall Tenant be entitled to any part of the award made for such taking; except, that either Landlord or Tenant may terminate this Lease if the parking area remaining following such taking plus any additional parking area provided by Landlord by constructing multi-level and/or ground level parking facilities in reasonable proximity to the Shopping Center shall be less than seventy percent (70%) of the original parking area.

14.5 Election to Terminate. Any election to terminate this Lease following condemnation shall be made within thirty (30) days after the date on which physical possession is taken by the condemning authority.

14.5 Compensation for Taking. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Demised Premises, shall be the property of Landlord (whether such award is compensation for damages to Landlord’s or Tenant’s interest in the Demised Premises), and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for the taking of Tenant’s fixtures and other property within the Demised Premises if a separate award for such items is made to Tenant.

XV.	ASSIGNMENT AND SUBLETTING

15.1 No Assignment or Subletting: Tenant shall have the right to assign or sublet the whole or any part of the Demised Premises, without the consent of the Landlord to any affiliate. Affiliate shall mean an entity controlled by or under common control with Tenant. Any other assignment or subletting will require the approval of Landlord which approval shall not be unreasonably withheld. Any assignee or sublessee shall be required to continue to use the Demised Premises for the uses permitted under this Lease and Tenant shall continue to remain fully liable to Landlord for the performance of all terms, covenants and conditions of this Lease (except those relating to occupancy of the Demised Premises). Such assignment or sublease will not release Tenant from the duties of the Tenant contained in this agreement. Any consent by the Landlord to any act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of the Tenant, or the legal representatives or assigns of the Tenant, to obtain from Landlord consent to any other or subsequent assignment or subletting, or as modifying or limiting the rights of Landlord under the foregoing covenant by the Tenant not to assign or sublet without such consent. Any assignee or sublessee shall be required to continue to use the Demised Premises for the same use as the original Tenant and Tenant shall continue to remain fully liable to Landlord for the performance of all terms, covenants and conditions of this Lease (except those relating to occupancy of the Demised Premises). Tenant shall provide to Landlord such financial statements and other information regarding the business of any proposed assignee or sublessee as Landlord may request in order to permit Landlord to evaluate the financial or managerial capability of any such proposed assignee or sublessee. In the event that Landlord shall consent to an assignment or sublease hereunder, Tenant shall pay to Landlord its reasonable fees, not to exceed $500.00, incurred in connection with processing Tenant’s request for such consent.

15.2 Remedy for Violations. Any violation of any provision of this Lease, whether by act or omission by any assignee, subtenant or occupant, shall be deemed a violation of such provision by the Tenant, it being the intention and meaning of the parties hereto that the Tenant shall assume and be liable to the Landlord for any and all acts and omissions of any and all assignees, subtenants and occupants. If this Lease be assigned, the Landlord may, and is hereby empowered to collect rent and any other additional charges or assessments provided for herein from the assignee; if the Demised Premises or any part thereof be sublet or occupied by any person other than the Tenant, Landlord, in the event of Tenant’s default, may, and is hereby empowered to collect rent and any other additional charges or assessments provided for herein from the subtenant or occupant; in either of such events, the Landlord may apply the net amount received by it to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and subletting or the release of Tenant from the further performance of the covenants herein contained on the part of Tenant.

15.3 Definition of Sublet. The term “sublet” shall be deemed to include the granting of licenses, concessions and any other rights of occupancy of any portion of the Demised Premises, excepting only customary leased department arrangements under which such leased department is not operated under a separate name but is held out to the public as an integral part of the Demised Premises.

15.4 Transfer of Stock. Any transfer, sale or other disposition of more than fifty percent (50%) of the corporate stock of a corporate tenant shall be deemed an assignment.

15.5 Excess Rent From Assignee or Sublessee. In the event Tenant, from time to time, receives as rent from any assignee or sublessee, any amount in excess of the rent due to Landlord for the period attributable to the rent received from such assignee or sublessee, then Tenant shall promptly (within five (5) days from receipt thereof) pay fifty percent (50%) of such excess to Landlord, as additional rent provided tenant is a bona fide third party. If Assignee or Sublessee is not a bonafide third party, if required, such excess rent will not inure to Landlord.

15.6 Concession Space Sublease. Tenant shall have the right to sublease space to individual concessionaires who shall provide services to clients as defined in Section 8.1 above. This Paragraph shall not be construed to allow Tenant any additional rights of sublease or assignment that are prohibited in the above provisions, Paragraphs 15.1 through 15.5 inclusive. However, Paragraph 15.5 above shall be modified for the term of this Lease to allow Lessee to sublease space, and Landlord shall not be entitled to additional rent in excess of rent due Landlord as defined in Section 5.1.

15.7 Copy of Agreements. Tenant shall provide to Landlord a copy of the proposed assignment or sublease documents to be used between Tenant and its Assignees or Sublessees within thirty (30) days of execution of this Agreement. Landlord, at it’s sole discretion shall approve or disapprove of any or all terms contained therein. No sublease may contain any provision that is or shall be binding as between Landlord and sublessee, nor shall any sublessee obtain any rights from Landlord through such sublease between Tenant and sublessee. In the event that Tenant breaches it’s Lease Agreement with Landlord and is unable to cure such breach, Landlord at its sole discretion may, at the termination of such Lease, subsequently enter into separate leases with those sublessees who wish to remain as Tenants of Landlord.

XVI.	DEFAULT BY TENANT AND SECURITY DEPOSIT

16.1 Defaults. Each of the following events shall be deemed an event of default by Tenant:

(a) failure to pay any installment of minimum rent, additional rent or other amount or charge due hereunder promptly when due;

(b) Tenant remaining in default or failing to perform any of the other covenants or obligations other than those listed in 16.1 (a) hereunder after the expiration of thirty (30) days following notice of such violation or failure;

(c) Tenant fails to timely complete the Tenant’s Work or Tenant fails to open the Demised Premises for business within fifteen (15) days after completion of Tenant’s Work;

(d) the dissolution or the commencement of any action or proceeding for the dissolution or liquidation of Tenant or Guarantor, whether instituted by or against Tenant or Guarantor, respectively, or the taking of possession of the property of Tenant or Guarantor by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of the Tenant or Guarantor, respectively, or, if either Tenant or Guarantor is an individual, the death or incapacity of Tenant or Guarantor, respectively;

(e) Tenant or Guarantor having admitted in writing its inability to pay its debts, or making a general assignment for the benefit of creditors; or commencing any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or the taking by Tenant or Guarantor of any corporate or partnership action to authorize or in contemplation of any of the actions set forth above in this Subsection (e); or

1.	Tenant or its agent shall falsify any report required to be furnished to Landlord hereunder.

2.	Failure to fully submit to Clark County for permits for Tenants Work within five (5) days following notification from Landlord or Landlord’s contractor. Tenant shall supply evidence of plan submittal to Landlord upon request.

16.1.1 Landlord Defaults Notwithstanding any other provision of this Lease, if the Landlord by any act or omission in breach or default of this Lease fails to comply the provisions of this Lease or renders the Demised Premises or any portion thereof untenantable or unfit for Tenant’s business operations (“Landlord Default”), then (a) if such Landlord Default continues for a period of five (5) consecutive business days after Tenant notifies Landlord in writing thereof, all Rent shall abate for the period that the Landlord Default remains.

16.2 Remedies on Default. Upon occurrence of any event of default, Landlord may, at Landlord’s option, in addition to any other remedy or right given hereunder or by law:

(a) give written notice to Tenant that this Lease shall terminate upon the date specified in the notice, which date shall not be earlier than five days from the date of giving of such notice;

(b) following the termination of the Lease under Section 16.2(a) above, peaceably re-enter the Demised Premises, or an part thereof, upon voluntary surrender by Tenant or expel or remove Tenant therefrom and any other persons occupying them using such legal proceedings as are then available;

(c) should Landlord terminate this Lease and reenter, as provided above, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, and whether or not it terminates this Lease, it may relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rent or rents and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rents received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees and costs of any alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. To the extent any new rents are to be paid hereunder are less than that which would be due under this lease, Tenant shall pay such deficiency to Landlord. If such rents received from such reletting be less than that to be paid during such month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. No such reentry and reletting of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant pursuant to Subsection (a) above, or unless the termination thereof be decreed by a court of competent jurisdiction.

(d) collect by suit or otherwise each installment of rent or other sum as it becomes due hereunder, or enforce, by suit or otherwise, any other term or provision hereof on the part of Tenant required to be kept or performed.

(e) Landlord may, at its option, permit all of Tenant’s fixtures, equipment, improvements, additions, alterations and other personal property to remain on the Premises in which event and continuing during the continuance of such default, Landlord shall have the right to take the exclusive possession of same rent and charge free, until all defaults are cured or, at Landlord’s option, at any time during the term of the Lease, to require Tenant to forthwith remove same. In the event of any entry or taking of possession of the Premises, Landlord shall have the right, but not the obligation to remove therefrom, all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of the owners thereof.

In addition, upon the occurrence of an event of default under, or, in the case of (h) below, upon termination of this Lease, Tenant shall pay to Landlord, without demand or notice, the sum of the following, which shall be immediately due and payable:

(f) all minimum rent, additional rent and other payments accrued to the date of such termination and a proportionate part of such rent or other sums otherwise payable for the month in which such termination occurs;

(g) the cost of making all repairs, alterations and improvements required to be made by Tenant hereunder, and of performing all covenants of Tenant relating to the condition of the Premises during the term and upon expiration or sooner termination of this Lease, such cost to be deemed prima facie to be the cost estimated by a reputable architect or contractor selected by Landlord or the amounts actually expended or incurred thereafter by Landlord; and

(h) Intentionally deleted.

16.3 Damages. Intentionally deleted.

16.4 Cumulative Remedies. Pursuing any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one of more of the remedies herein provided upon an event of default shall not be deemed to constitute a waiver of such default.

16.5 Landlord’s Cure Rights. Landlord, at any time after Tenant commits a default, shall have the right to cure the default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s default, pays any sum or performs any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date, the outstanding principal amount thereof shall bear interest at the highest rate permitted by law, and if there should be no legal limit at a rate five percent (5%) in excess of the prime rate of Bank of America Nevada, N.A., with adjustments to be made in such rate with each adjustment in such prime rate, from the date the sum is paid by Landlord until Landlord is reimbursed in full by Tenant. Any such sum, together with interest thereon, shall constitute additional rent.

16.6	Security Deposit. Intentionally deleted.

XVII.	LANDLORD’S LIEN AND MECHANIC’S LIEN

17.1 Landlord’s Lien. Intentionally deleted.

17.2 Mechanic’s Lien. Tenant will not permit any mechanic’s lien or liens to be placed upon the Premises or improvements there on or the Shopping Center during the term hereof caused by or resulting from any work performed, materials furnished, or obligation incurred by or at the request of Tenant; and nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair of or to the Demised Premises, or any part thereof; nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic’s lien or other liens against the interest of Landlord in the Demised Premises. In the case of the filing of any lien on the interest of Landlord or Tenant in the Premises, Tenant shall cause the same to be discharged of record within twenty (20) days after the filing of same. If Tenant shall fail to discharge such mechanic’s lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding. Any amount paid by Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien, not caused or claimed to be caused by Landlord, with interest thereon at the rate of eighteen percent (18%) per annum from the date of payment, shall be paid by Tenant to Landlord on demand.

XVIII.	PERSONAL PROPERTY TAXES, ETC.

Tenant shall be liable for all taxes levied against personal properly and trade fixtures placed by Tenant in the Demised Premises. If any such taxes for which Tenant is liable are levied against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, upon demand, that part of such taxes for which the Tenant is primarily liable hereunder.

XIX.	REAL PROPERTY TAXES

19.1 Real Property Taxes. Intentionally deleted.

XX.	INSURANCE PREMIUMS; ADDITIONAL RENT

20.1 Payment of Landlord’s Insurance. Intentionally deleted.

XXI.	SUBORDINATION, MORTGAGEE’S AND PURCHASER’S REQUIREMENTS AND ESTOPPEL CERTIFICATES, ETC.

21.1 Subordination of Lease. Tenant accepts this Lease subject and subordinate to any mortgage presently existing or later placed upon the Demised Premises or upon the Entire Premises and to any renewals and extensions thereof, but Tenant agrees that any mortgagee shall have the right at any time to subordinate such mortgage to this Lease on such terms and subject to such conditions as the mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably invested with full power and authority, if it so elects at any time, to subordinate this Lease to any mortgage hereafter placed upon the Demised Premises or upon the Entire Premises, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord’s mortgagor may request. Such subordination shall be upon the express condition that upon foreclosure, exercise of power of sale or other exercise of the mortgagee’s rights, Tenant’s possession of the Demised Premises shall not be disturbed so long as Tenant attorns to such mortgagee as Tenant’s Landlord and shall continue to perform ail of the covenants and conditions of this Lease and that Tenant’s obligations to perform such covenants and conditions shall not be in any way diminished thereby. Notwithstanding the foregoing to the contrary, Landlord agrees to use its best efforts to assist Tenant in procuring a Non-Disturbance Agreement(s) in favor of Tenant providing for the non-disturbance from any ground lessor, mortgage holders or deed of trust beneficiaries under any ground lease, mortgage or deed of trust affecting the Demised Premises now in force or which comes into existence after the date of execution of this Lease but prior to the expiration of the Lease Term in consideration of, and as a condition precedent to, Tenant’s entering into this Lease.

21.2 Mortgagee Agreement. In the event a mortgagee or prospective mortgagee should so require, Tenant shall deliver to Landlord, upon Landlord’s request from time to time, for delivery to such mortgagees:

(a) an acknowledgment of the assignment of rents and other sums due hereunder to the mortgagee and agreement to be bound thereby;

(b) an agreement requiring Tenant to advise the mortgagee of damage to or destruction of the Demised Premises by fire or other casualty requiring its reconstruction and/or requiring Tenant to give the mortgagee written notice of Landlord’s default hereunder and to permit the lender to cure such default within a reasonable time after such notice before exercising any remedy Tenant might possess as a result of such default.

21.3 Estoppel Certificate In the event either party’s mortgagor should so request, Landlord or Tenant shall deliver to the other party and to any prospective purchaser, mortgagee or tenant of the Shopping Center as Landlord or Tenant may designate, from time to time, an Estoppel certificate substantially in the form of Exhibit “F” hereto in recordable form certifying, without limitation, that the Lease is unmodified and in full force and effect

(or if there have been modifications, that the same is in full force and effect as so modified), whether or not Landlord or Tenant is in default in any of their obligations hereunder and the nature of such default, and further stating the dates to which rent and other charges payable under the Lease have been paid, the amount of any security deposit, and containing such other representations or statements as any such mortgagee, purchaser or tenant shall reasonably request

21.4 Mortgagee Protection Clause. Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders have an additional thirty (30) days from the time in which they are entitled under the mortgage to remedy any default, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated if such remedies are being so diligently pursued.

XXII.	NOTICES

Wherever any notice, election, consent, approval, request, permission, etc. is required or permitted hereunder, such notice, election, consent, etc., shall be deemed effective, whether actually received or not, when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set forth in Subsection 1.1 hereof; or in the case of Tenant at the Demised Premises, or at such other addresses as the parties may have thereto for designated by notice. Any Notice given will be deemed given on the date it is received as provided in this Article XXII.

XXIII. ADVERTISING Intentionally deleted.

XXIV. MISCELLANEOUS

24.1 Binding Effect. This Lease and all of the terms, provisions and covenants contained herein, shall apply to, be binding upon and inure to the benefit of the parties hereto, their respective heirs, assigns, successors, executors and administrators, except as otherwise herein expressly provided.

24.2 Joint and Several Liability. If more than one person or corporation is named as Tenant in this Lease and executes the same as such, then in such event, the liability of such persons or corporations for compliance with the performance of all of the terms, covenants and provisions of this Lease shall be joint and several. It is expressly understood that any one of the named Tenants shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document, herein referred to and bind all of the named Tenants thereto; and Landlord shall be entitled to rely on the same to the extent as if all of the named Tenants had executed the same.

24.3 Late Charges and Attorneys’ Fees. Tenant hereby acknowledges that late payment by Tenant to Landlord in rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed upon Landlord by terms of any mortgage or deed of trust covering the Premises or Shopping Center. Accordingly, if any installment of Minimum Rent, Percentage Rent, Adjustments or any sum due from Tenant shall not be received by Landlord or Landlord’s designee on or before the date such sum is due as set forth in Section 5.1 above (the first of every month), then Tenant shall pay automatically to Landlord a late charge equal to five (5%) percent of the amount past due, but in no event more than the legal maximum on such past due amount, plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay rent and/or other charges when due hereunder. Any such late charges shall be added to the next installment of Minimum Rent due under the Lease. The failure to pay any such late charge with the next installment of Minimum Rent due shall be considered a default under this Lease. For the purposes hereof the term “past due” shall mean rents or other sums which are due but not received on or before the tenth (10th) of the month when due. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

24.4 Time of Essence; Unavoidable Delays. Time is of the essence of this Lease. Whenever, however, a period of time is herein provided for Landlord to do or perform any act or thing, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such periods of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, national emergency, acts of the public enemy, governmental restrictions, laws or regulations, or any other cause or causes, whether similar or dissimilar to those enumerated, beyond Landlord’s reasonable control.

24.5 No Partnership. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any of the acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than that of Landlord and Tenant.

24.6 Landlord’s Right of Entry. Upon 24 hour notice, Landlord, its agents and employees, shall have the right to enter the Demised Premises from time to time at reasonable times to examine the same and show them to prospective purchasers and other persons, and make such repairs, alterations, improvements or additions as Landlord deems desirable provided Landlord does not disturb Tenants right of Quiet Enjoyment. Rent shall in no way abate while any such repairs, alterations, improvements, or additions are being made. During the last six (6) months of the Lease term, Landlord may, with 24 hour notice to Tenant, exhibit the Demised Premises to prospective tenants and maintain upon the Premises notices or signs deemed advisable by Landlord. In addition, during any apparent emergency, Landlord or its agents may enter the Demised Premises forcibly without liability therefor and without in any manner affecting Tenant’s obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever for any care, maintenance or repair, except as otherwise herein expressly provided conditioned upon such repairs are made on a timely basis.

24.7 Holding Over. If Tenant holds over or occupies the Demised Premises beyond the Lease term (it being agreed there shall be no such holding over or occupancy without Landlord’s written consent), Tenant shall pay Landlord for each month of such holding over a sum equal to one hundred twenty five percent (125%) the then current minimum monthly rent, plus a pro rata portion of all other amounts which Tenant w would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord’s written consent, Tenant shall occupy the Demised Premises on a month to month tenancy and all other terms and provisions of this Lease shall be applicable to such tenancy.

24.8 Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or enforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

24.9 Governing Law. This Lease shall be construed under the laws of the state of Nevada and venue for any action brought hereunder shall be in Clark County, Nevada.

24.10 Waivers. One or more waivers of any covenant, term or condition of this Lease shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. The failure by Landlord to invoke the provisions of any Articles of this Lease, including, but not limited to, Articles VII, XIX and XX during any Lease or calendar year of this Lease, shall not be deemed as a waiver by Landlord to hereafter invoke such provisions. Failure of Landlord to insist upon strict performance of any provision or to exercise any remedy hereunder shall not be deemed to be a waiver of any breach relating to such provision or giving rise to such remedy. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord.

24.11 Captions. The captions employed in this Lease are for convenience only and are not intended to in any way limit or amplify the terms and provisions of this Lease. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender wherever the context requires. This Lease shall not be construed against either party more or less favorably by reason of authorship or origin of language.

24.12 Financial Statements. Tenant agrees to promptly furnish or cause to be furnished to Landlord upon demand (but in no event more frequently than once during any twelve (12) month period of time), a financial statement of Tenant and/or any Guarantor of this Lease in a form reasonably acceptable to Landlord.

24.13 Relocation of Tenant. Intentionally deleted

24.14 Sale of Shopping Center. In the event of any sale or exchange of the Demised Premises by Landlord and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission relating to the Demised Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

24.15 Landlord’s Access. Tenant hereby grants to Landlord a right of access to, under or over the Demised Premises or any portion or portions thereof as shall be reasonably required for the installation or maintenance of mains, conduits, pipes or other facilities to serve the Shopping Center or any part thereof.

24.16 Entire Agreement. This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought. It is understood and agreed by Tenant that Landlord and Landlord’s agents have made no representations or promises with respect to the Demised Premises or the making or entry into this Lease, except as in this Lease expressly set forth, and that no claim or liability or cause for termination shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, the breach of any representation or promises not expressly stated in this Lease.

24.17 Quiet Enjoyment. Tenant, upon paying all rents and other sums due hereunder and observing and performing all of the terms, covenants and conditions on its part to be performed hereunder, shall peaceably and quietly enjoy the Demised Premises for the term hereof. In the event that Tenant is required to execute a SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT, Landlord shall use it’s best efforts to see that Tenant shall retain the right to quiet enjoyment under this Section.

24.18 Alternative Security. Intentionally deleted.

24.19 Measurement of Demised Premises. To the best of Landlord’s knowledge, Tenant’s Demised Premises contains the approximate square footage as shown in Paragraph 1.1 (f) above. Landlord has initially relied on architectural drawings which give approximate dimensions, with measurements based on industry standards, or on as-built dimensions supplied by contractor. Landlord may verify actual square footage with leased square footage. In the event of an error, Landlord reserves the right to adjust Tenant’s square footage to conform to actual dimensions, and to adjust Tenant’s charges accordingly.

24.20 Broker’s Commission; Agency Disclosure. Tenant represents and warrants that it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Lease and that it has not dealt with or has any knowledge of any real estate broker, agent or salesperson in connection with this Lease except for those mentioned below which Landlord agrees to pay commission per separate agreement.

A. For Lessor (Landlord): Robert A. Miller, Great American Capital / Las Vegas Valley Commercial

               Brokers, LLC

B. For Lessee (Tenant): Brad Peterson, CB Richard Ellis

24.21 CONFIDENTIALITY. Intentionally deleted

Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction.

THIS LEASE IS NOT BINDING PRIOR TO EXECUTION BY ALL PARTIES.

EXECUTED on the day hereinabove first mentioned.

LANDLORD:

AMERICAN PACIFIC CAPITAL GATEWAY BLDG D CO., LLC,

a Nevada Limited-Liability Company

/s/ ILLEGIBLE	6-1-00
BY GREAT AMERICAN HOMES, INC.	DATE:
ITS: MANAGER

TENANT: GLOBAL CASH ACCESS, LLC

/s/ KIRK SANFORD	5-31-2000
KIRK SANFORD	DATE:
CEO

EXHIBIT “A”

LEGAL DESCRIPTION OF PREMISES

Assessor’s Parcel No: 161-31-410-018

SITUATE IN CLARK COUNTY, NEVADA BEING A PORTION OF THE SOUTHWEST ONE QUARTER (SW 1/4) OF SECTION 31, TOWNSHIP 21 SOUTH, RANGE 62 EAST, M.D.B. & M., MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE 2 1/2 INCH BRASS CAP IN CONCRETE MONUMENT STAMPED RLS 1799 WHICH MARKS THE SOUTHWEST CORNER OF SAID SECTION 31; THENCE NORTH 00°43’00” WEST ALONG THE WESTERLY LINE THEREOF, 1364.64 FEET TO THE BRASS CAP IN CONCRETE MONUMENT STAMPED PLS 5878 WHICH MARKS THE CENTERLINE INTERSECTION OF PECOS ROAD AND POST ROAD AS SHOWN ON THE OFFICIAL PLAT OF SUNSET/PECOS COMMERCIAL IN THE OFFICE OF THE CLARK COUNTY, NEVADA RECORDER N BOOK 75 OF PLATS ON PAGE 44; THENCE SOUTH 87°03’44” EAST ALONG THE CENTERLINE OF SAID POST ROAD, 307.98 FEET; THENCE SOUTH 02°04’49” WEST, 30.00 FEET TO A POINT ON THE SOUTHERN RIGHT OF WAY LINE OF POST ROAD AS SHOWN BY MAP IN THE OFFICE OF THE CLARK COUNTY, NEVADA RECORDER IN FILE 95 OF SURVEYS ON PAGE 47; THENCE, SOUTH 02°04’49” WEST, 382.86; THENCE SOUTH 88°02’11” EAST, 238.08 FEET; THENCE SOUTH 01°57’49” /WEST, 26.45 FEET; THENCE SOUTH 87°15’18” EAST, 138.40 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 87°15’18” EAST, 224.31 FEET; THENCE NORTH 00°30’51” EST 237.79 FEET; THENCE NORTH 89°29’09” WEST, 4.00 FEET; THENCE NORTH 00°30’51” EAST, 166.57 FEET; THENCE NORTH 87°03’44” WEST, 220.45 FEET; THENCE SOUTH 00°30’00” WEST, 405.12 FEET TO THE POINT OF BEGINNING

EXHIBIT “B”

SITE PLAN & TYPICAL LEASE SPACE

[GRAPHIC]

EXHIBIT “C”

DESCRIPTION OF LANDLORD’S AND TENANT’S WORK

Landlord agrees that it will, at its sole cost and expense, commence the construction of the Premises and pursue the completion (with the exception of delays or conditions beyond Landlord’s control) in accordance with Landlord or Landlord’s architect’s design; and plans include the items generally described in Landlord’s Work below:

LANDLORD’S WORK:

Landlord agrees to advance for Tenant’s Work the sum of One Million Dollars ($1,000,000). Tenant has agreed to hire TWC Construction or any other licensed, bonded and insured contractor for Tenant’s Work. Landlord’s Work is to provide a “Gray Shell” which is defined as structural items, exterior walls, roof, concrete floor, main fire sprinkler lines, main power to the building, main sewer line, main water to the building and telephone conduit to the building and all exterior improvements including landscaping and parking lot. Gray Shell is further defined to include the patio slab, patio block wall, truck well and concrete generator slab with grading. Funds for Tenants Work are not to be used towards personal property, phone systems and/or lines or Tenants business activities except for generator and UPS system.

TENANT’S WORK:

Tenant shall provide, administer and pay for any and all work done to the Premises other than that provided under LANDLORD’S WORK hereinabove. Tenant shall procure and pay for any and all plans, drawings, permits, etc. necessary to do said work in a legal and workmanlike manner. Tenant’s Work shall include construction of the improvements set forth on the Plans attached as Exhibit “C-1”. Upon completion to Tenant’s work, Tenant shall provide Landlord a copy of all permits, including the certification of occupancy, issued by the appropriate governmental agency. Tenant shall use TWC Construction or any other licensed, bonded and insured contractor for Tenants Work at contractor’s cost plus a flat fee of five percent (5%) of Tenants contract amount. If Tenant’s Work exceeds the $1,000,000 allowance provided by Landlord, Tenant will deposit excess money with the construction lender (example, if the construction amount is $1,300,000 then Tenant will deposit $300,000 with the construction lender). The below stated work will be paid by Landlord and deducted from the $1,000,000 allowance on behalf of Tenant for Tenant’s Work and must be performed when the building shell is being constructed:

a.	Patch asphalt @ Post due to Sprint conduit installation:	$2,160

b.	Patch asphalt on-site due to Sprint conduit installation:	$510

c.	Replace city standard sidewalk, curb & gutter and concrete @drive approach due to new Sprint conduit installation for the redundant system at Post Rd:

d.	NEVADA POWER / SPRINT	$3,300

1.	4” Sprint conduit	500 LF

2.	2” Sprint conduit	1,000 LF

3.	4” RGS 90 degree bend	2 each

4.	Sprint pull box	1 each

5.	Sprint ground	1 each

6.	Sprint telephone cabinet	1 each

7.	Deep trench	734 LF

8.	Type II backfill material	1 LS

9.	Equipment rental	1 LS

	Subtotal for items 1 through 9	$20,037

g.	Underground plumbing	$10,075

h.	Underground Electrical	$2,145

TOTAL OF TENANT’S WORK PERFORMED BY LANDLORD AT TENANTS EXPENSE		$38,227

LANDLORD:
AMERICAN PACIFIC CAPITAL GATEWAY BLDG D CO., LLC,
a Nevada Limited-Liability Company

BY:	GREAT AMERICAN HOMES, INC.	DATE:
ITS:	MANAGER

TENANT:
GLOBAL CASH ACCESS, LLC

/s/ KIRK SANFORD		5-30-2000
KIRK SANFORD		DATE:
CEO

EXHIBIT “ C-1”

TENANT IMPROVEMENT PLANS ATTACHED HERE

[GRAPHIC]

EXHIBIT “D”

OPTION TO RENEW

As further consideration for Tenant’s performance of all obligations hereunder, Tenant shall have the option to renew this Lease for one or more of the Renewal Terms specified in Section 1.1 (m) of the Lease, upon the same terms and conditions of the Lease except as herein set forth, provided the following conditions are satisfied (“Option to Renew”):

A. The option for each Renewal Term is exercised by the Tenant. Tenant can only assign this Lease and each option for each Renewal Term upon the conditions set forth in Article XV of the Lease.

B. Tenant is not then in default, and has not been in default of any obligation, covenant or provision of this Lease for a period of twenty-four (24) months prior to the exercise of each option for each renewal term.

C. Tenant shall have given Landlord written notice of Tenant’s exercise of each option at least ninety (90) days prior to the expiration of the current term of this Lease. No Renewal Term shall become effective (notwithstanding when Tenant exercises the option for such Renewal Term, if Tenant is in default of any of the terms or conditions of the Lease and has not used due diligence to correct any default in the time period covered.

D. The renewal of this Lease pursuant to each option shall not carry with it any further right or option to renew this Lease.

E. Tenant shall have the option to extend this Lease for only two (2) terms of five (5) years each and each Renewal Term shall commence immediately following the expiration of the previous term hereof. Each year of the Renewal Term shall be on the same terms, conditions and covenants as provided for herein as to the Initial Term except that the minimum rent payable during such Renewal Term shall be at the rate specified in Section 5.1 of the Lease Agreement. Failure by Tenant to notify Landlord of Tenant’s election to exercise any renewal option herein granted within the time limits set forth for each exercise shall constitute a waiver of such option.

F. The Minimum Rent for the option period is stated in Section 5 of this Lease.

G. Notwithstanding any provision in the Lease Agreement the Option to Renew my not be terminated by the Landlord.

H. Operating Expense Reimbursements: All costs of operation and maintenance of the Entire Premises, as defined by standard accounting practices and including, but, not limited to, the costs of utilities, landscaping, real property taxes, assessments, sewer charges, insurance, janitorial maintenance of the common area, building repair and maintenance, equipment, tools and parts for the project and all other costs directly related to the project, but, not including monies expended for tenant improvement or leasing commissions shall be tabulated each year in accordance with standard accounting practices. If the total direct expenses paid or incurred by Landlord in any calendar year shall exceed the Tenants base year of year 2010 then Tenant shall reimburse Landlord for the overage amount per square foot, times the amount of rentable square feet the Tenant occupies. If the Landlord projects increases in operating expenses for any given year which are greater that than the base year expense, then the Tenant shall pay to Landlord in advance, in addition, to the Minimum Rent amount, twelve monthly installments concurrent with the regular monthly Minimum Rent payment due, which in the aggregate are equal to the projected overage. At the end of the operating year, the. Landlord will tabulate the total overage and make any adjustment necessary between the projected overage and the actual overage that will immediately be paid by Tenant to Landlord or credited towards the next monthly payment falling due.

LANDLORD: AMERICAN PACIFIC CAPITAL GATEWAY BLDG D CO., LLC, a Nevada Limited-Liability Company

BY:	GREAT AMERICAN HOMES, INC.	DATE:
ITS:	MANAGER

TENANT: GLOBAL CASH ACCESS, LLC

/s/ KIRK SANFORD		5-30-2000
KIRK SANFORD		DATE:
CEO

EXHIBIT “E”

SIGN CRITERIA

1.	Signs shall consist of individually mounted channel letters with plastic faces.

2.	Letter returns to be 5” in depth sprayed with 313 Dark Bronze Dupont Iron.

3.	Letter returns and backs of 24 gauge paint grip sheet metal (no channelume or similar materials).

4.	Letter faces:

5.	Illumination of letters by 15-mm neon tubing and use rows of neon tubing as recommended by industry standards.

6.	All wiring and transformers shall be in conduit and vented metal boxes mounted behind wall. There shall be no exposed wiring or raceways on face of building.

7.	There shall be no flashing action or other animation.

8.	All fasteners shall be made of non-corrosive material.

9.	The vertical height for tenant signs to be as follows: Minimum height of letters is 12”. Single row letters will not exceed 50% of the vertical sign area. Double row letters will not exceed 66% of the vertical sign area.

10.	In all instances, the maximum length of the Tenant sign shall not exceed 75% of the leased frontage with a minimum of 40%. Sign must be centered horizontally in the leased frontage.

11.	Copy on sign to consist of name of store only.

12.	Tenant shall install a blade and/or arcade sign per Landlord’s sign criteria.

13.	Prior to fabrication of signs, three (3) prints of the complete sign plans and installation plans must be submitted to Landlord or agent for approval.

14.	There will be no exceptions to the sign criteria without written consent of Landlord.

LANDLORD: AMERICAN PACIFIC CAPITAL GATEWAY BLDG D CO., LLC, a Nevada Limited-Liability Company

BY:	GREAT AMERICAN HOMES, INC.	DATE:
ITS:	MANAGER

TENANT: GLOBAL CASH ACCESS, LLC

/s/ KIRK SANFORD		5-30-2000
KIRK SANFORD		DATE:
CEO

EXHIBIT “F”

TENANT ESTOPPEL CERTIFICATE

TO:

DATE:                                     , 2000

RE:	Shopping Center Lease

Gateway Business Park

Las Vegas, Nevada

TO WHOM IT MAY CONCERN:

The undersigned is a tenant (“Tenant”) under a lease of certain Premises (herein the “Demised Premises”) located at the above-captioned shopping center, executed by. American Pacific Capital Gateway Bldg D Co., LLC, a Nevada Limited-Liability Company, as landlord (“Landlord”) and dated March 8, 2000 (said instrument, together with any amendments or modifications expressly referenced in Paragraph 1 below, collectively, the “Lease”). The undersigned, as Tenant, does hereby state, declare, certify, represent and warrant to you as follows:

1. The copy of the Lease attached hereto as Exhibit “A” is a true and correct copy of the Lease, and the Lease is in full force and effect and has not been assigned, modified, amended, supplemented or changed, whether verbally or in writing, except as follows: None.

2. Tenant has received and reviewed a copy of the plans and specifications for the Demised Premises and all other improvements required under the Lease to be constructed by Landlord pursuant to the Lease, and Tenant approves of such plans and specifications in all respects. As of the date hereof, all obligations have been fully performed and fulfilled in the manner and within the time periods required under the Lease.

3. No default or event that with the passage of time or giving of notice would constitute a default (hereinafter collectively, a “Default”) on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.

4. No Default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.

5. Tenant has no option or right, whether verbal or written, (i) to renew the term of the Lease other than as set forth therein, (ii) to lease other space within the shopping center where the Demised Premises are located, or (iii).to purchase the property of which the Demised Premises are a part, or any part thereof.

6. No rents or other sums which Tenant is obligated to pay under the Lease are accrued and unpaid under the Lease. All rents and other sums currently due and payable under the Lease have been paid through                                                          .

7. No prepayments of rents due under the Lease have been made and no security or deposits as security have been made thereunder, except as set forth in the Lease. The amount of the security deposit is $                    .

8. Tenant has no defense as to its obligations under the Lease and claims no setoff, credit or counterclaim against rents or other charges payable under the Lease or against Landlord, and no free rent, concessions or other inducements have been granted to Tenant.

9. Tenant has not received notice of any assignment; conveyance, hypothecation, mortgage, or pledge of the whole or any part of either Landlord’s interest in the Lease or the rents or other amounts payable thereunder.

10. Tenant agrees to notify you in writing of any Default on the part of Landlord under the Lease or any other circumstances which would entitle Tenant to rescind or terminate the Lease or terminate the term thereof or to abate the rent or other charges payable thereunder. Tenant further agrees that, notwithstanding any provisions of the Lease, no rights shall accrue to Tenant by reason of any such Default and no rescission or termination of the Lease or abatement of rent or other charges shall occur and no other remedy shall be exercised until the period of time available to you to cure such default or condition has elapsed and no cure has occurred. Such period of time shall begin on the later of (i) the day following the last day of any applicable cure period provided for the Landlord under the Lease, (ii) notice to you from Tenant of such Default or condition, or (iii) the day upon which you shall have become entitled under the Deed of Trust referenced below to remedy such default or condition.

Notwithstanding any provision of the Lease, such period of time shall not be less than the longer of (i) the period of time available to Landlord under the Lease to cure such Default or condition, or (ii) 30 days, provided, however, that if the nature of the Default or condition is such that you require more than such period of time for its cure, then such period of time shall be extended until such cure is complete if you commence such cure within such period of time and thereafter diligently pursue the same to completion.

Tenant understands and acknowledges that you are about to make a loan to Landlord and receive as part of the security for such loan (i) a deed of trust and security agreement, assignment of rents and fixture filing encumbering Landlord’s fee interest in the property of which the Demised Premises are a portion and the rents, issues and profits of the Lease and (ii) an assignment of leases which affects the Lease, and that you are relying upon the representations and warranties contained herein in making such loan. This certificate and the representations and warranties contained herein shall inure to the benefit of your successors and assigns in respect of the ownership of the loan.

TENANT:
GLOBAL CASH ACCESS, LLC

KIRK SANFORD	Dated:
MANAGER

EXHIBIT “G”

GUARANTY OF LEASE

Intentionally deleted

EXHIBIT “H”

ACKNOWLEDGMENT OF COMMENCEMENT DATE

Landlord and Tenant acknowledge and agree that the Commencement Date of this Lease is the              day of                     , 2000     and the expiration date of this Lease is the              day of                     , 2010 .

Executed this              day of             , 2000.

LANDLORD:
AMERICAN PACIFIC CAPITAL GATEWAY BLDG D CO., LLC, a Nevada Limited-Liability Company

BY:	GREAT AMERICAN HOMES, INC.	DATE:
ITS:	MANAGER

TENANT:
GLOBAL CASH ACCESS, LLC

KIRK SANFORD		DATE:
MANAGER

EXHIBIT ”I”

GATEWAY BUSINESS PARK PYLON SIGN SPACE MONTHLY RENTAL AGREEMENT

Tenant agrees to pay a monthly fee for the right to use a designated portion of Landlord’s Pylon sign for advertising Tenant’s business within the Shopping Center. Such sign shall comply with the sign criteria as stated in Paragraph X of the Lease and Exhibit “E” attached thereto. Tenant shall pay all costs for design, construction, permits and installation.

The use fee for the first two spaces (“space” equals two signs, one on each side of the pylon) shall be $00.00 and $75.00 per month per space for any number of space exceeding two. In the event Tenant requires a larger sign space, and provided there is sufficient space available, the use fee shall be multiplied by $75.00 times number of spaces requested. Tenant further agrees that this amount shall be separate from the monthly rent payment provided for in Paragraph 5.1 of the lease, but shall be subject to all other applicable provisions within the Lease, and shall be paid to Landlord along with the monthly rental payment. In the event Tenant fails to make any monthly rental payment when due, Landlord shall then notify Tenant that Tenant has five (5) days to cure this breach. If Tenant then fails to cure such breach, Landlord may, at Landlord’s option, terminate this agreement and remove Tenant’s sign from Pylon. Tenant shall indemnify Landlord for any and all damage, which may occur to Tenant’s sign as a result of Landlord’s removal of said sign. Landlord shall then promptly return sign to Tenant’s possession.

Additionally, Tenant’s use of the space on the Pylon shall be for a term of one (1) year, and may be renewed for successive additional one (1) year terms corresponding to Tenant’s Initial Term as specified in the Lease, with the consent of the Landlord. Landlord reserves the right to relocate Tenant’s sign on the Pylon and Landlord shall pay any and all cost incurred with such relocation.

Tenant shall furnish Landlord with a copy of Tenant’s proposed sign, which shall be subject to Landlord’s sole approval or disapproval, including but without limitation, style and size of letters, color, dimensions, lighting criteria and exact location of placement on the Pylon sign.

Tenant acknowledges that because of space and size limitations and Pylon size dimensions, Tenant’s requesting use of the Shopping Center Pylon may not be permitted to place their individual sign on a particular pylon location of their choice, but Landlord will use it’s best efforts to accommodate Tenant’s request.

Landlord shall provide Tenant two spaces at no charge

Total signs: 2 X $00.00 per sign per month = $00.00

LANDLORD:
AMERICAN PACIFIC CAPITAL GATEWAY BLDG D CO., LLC,
a Nevada Limited-Liability Company

BY:	GREAT AMERICAN HOMES, INC.	DATE:
ITS:	MANAGER

TENANT:
GLOBAL CASH ACCESS, LLC

/s/ KIRK SANFORD	5-30-200
KIRK SANFORD	DATE:
CEO

EXHIBIT “ J”

FINANCIAL STATEMENT

This Financial Statement is made a part of this Lease and has been provided to Landlord by each Tenant and Landlord has relied on the information contained therein. Tenant authorizes Landlord to verify any or all portions of this financial statement through use of a credit report, or such other means, as Landlord may feel necessary. In the event any information contained therein is false or misleading, Landlord upon learning of such false or misleading information may terminate this Lease upon five (5) days written notice to Tenant Additionally, Landlord may seek remedies available under Nevada law for any damages suffered by Landlord as a result of Tenants actions.

EXHIBIT “K”

RULES AND REGULATIONS

The Rules and Regulations Agreement is entered into as of the date of the Lease Agreement (the “Lease”), by and between the parties named in Article I, and by this reference is incorporated herein. Landlord hereby establishes the following rules and regulations for the safety, care and cleanliness of (I) the store areas (hereinafter referred to as the “demised premises”) of any tenant or tenant’s of the Shopping Center (hereinafter referred to at the “Tenant”), (ii) the common area; and (iii) the Shopping Center in general, or for the preservation of good order:

A.	FOR THE STORE AREAS:

1. All floor areas of the demised premises (including vestibules, entrances, and air returns), doors, fixtures, windows, and plate glass shall be maintained in a clean, safe and good condition.

2. All trash, refuse, and waste materials shall be stored in adequate containers and regularly removed from the demised premises. These containers shall not be visible to the general public and shall not constitute a health or fire hazard or nuisance to any tenant. In the event that any tenant shall fail to remedy such a health or fire hazard or nuisance within five (5) days after written notice by Landlord, Landlord may remedy and/or correct such health or fire hazard or nuisance at the expense of the tenant involved.

3. All trash areas shall be fully enclosed.

4. No portion of the demised premises shall be used for lodging purposes.

5. Neither sidewalks nor walkways shall be used to display, store or place any merchandise, equipment or devices, except in connection with sidewalk sales held with Landlord’s prior written approval.

6. No public telephone, newsstand, shoeshine stand, refreshment, vending or other coin operated machine shall be installed or placed on the sidewalk or walkway area adjacent tot the demised premises or on the common area without Landlord’s prior written approval in each instance.

7. No person or persons shall use the demised premises or any part thereof, for conducting therein a second hand store, auction, distress or fire sale or bankruptcy sale, or “going-out-of-business” sale or “lost-our-lease” sale without Landlord’s prior written consent.

8. No portion of the demised premises shall be used for the storage of any merchandise, materials or other properties, other than those reasonably necessary for the operation of a tenant’s business.

9. No display areas of their demised premises shall be left vacant, and a tenant shall not black out or otherwise obstruct the windows of the demised premises, without Landlord’s prior written consent.

10. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the building or storefront without prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.

11. Landlord shall have the absolute right to enter upon the demised premises to perform such cleaning and clearing of the pipes and drains servicing the demised premises (including rotor-rooter service), as Landlord shall deem necessary. The Tenant shall pay Landlord for all such required services if the problem is caused by Tenant’s operation of its business.

12. Any Tenant operating a carry-out food operation, including any ice cream store, shall pay Landlord for all sidewalk and walkway clean-up work (including without limitation steam cleaning) that Landlord shall determine is necessary to preserve the sanitation, cleanliness, clean appearance, and safety of the Shopping Center. Tenant shall be responsible for a clean-up area of not less than one hundred feet (1003) in radius from their entrance(s) to the demised premises. The Tenant involved shall pay Landlord for this cost with the next succeeding months rent.

13. Upon notice from Landlord that objectionable odors have been emitted from the Premises, and/or that Landlord has received reasonable complaints concerning objectionable odors being emitted from the Premises from any tenant, invitee or other visitor to the Shopping Center, Tenant shall, at its sole cost and expense, use its best efforts to abate the emission of objectionable odors being emitted from the Premises as shall be directed by Landlord, in Landlord’s reasonable discretion, including but not limited to the installation, at Tenant’s sole cost and expense, of automatic ventilation equipment, and/or including the installation of a draft stop extending to the roof on all demising walls. Furthermore, all exhaust fans must be vented at a height that extends above the level of the neighboring stores’ heating and air conditioning vents, but not above the parapet line and not to be visible from the Shopping Center or the adjacent properties.

B.	FOR THE COMMON AREAS:

1. Use of the common area shall be in an orderly manner in accordance with directional or other signs or guides. Roadways shall not be used at a speed in excess of ten (10) miles per hour and shall not be used for parking or stopping, except for the immediate loading or unloading of passengers. Walkways shall be used only for pedestrian travel.

2. Customers and invitees of Tenants shall not use the parking areas for anything but parking motor vehicles provided, however, no tenant or it’s employees shall park in the parking areas. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking places. During peak periods of business activity, Landlord may impose any and all controls Landlord deems necessary to operate the parking lot, including but not limited to, the length of time for parking use.

3. No person shall use any utility area, truck loading area, or other area reserved for use in conducting business, except for the specific purpose for which permission to use these areas has been given.

4. Without the consent of the Landlord, no person shall use any of the common area for:

a. Vending, peddling, or soliciting orders, for sale or distribution of any merchandise, device, service, periodical, book, pamphlet, or other matter;

b. Exhibiting any sign, placard, banner, notice, or other written material;

c. Distributing any circular, booklet, handbill, placard, or other material;

d. Soliciting membership in any organization, group or association, or soliciting contributions for any purpose;

e. Parading, patrolling, picketing, demonstrating, or engaging in conduct that might interfere with the use of the common area or be detrimental to any of the business establishments in the Shopping Center;

f. Using the common area for any purpose when none of the business establishments in the Center are open for business;

g. Discarding any paper, glass, or extraneous matter of any kind except in designated receptacles;

h. Using a sound-making device of any kind or making or permitting any noise that is annoying, unpleasant, or distasteful;

i. Damaging any sign, light standard, fixture, landscaping material or other improvement or property within the Center.

The above listing of specific prohibitions is not intended to be exclusive, but is intended to indicate the manner in which the right to use the common area solely as a means of access and convenience in shopping at the business establishments in the Center is limited and controlled by Landlord.

C.	IN GENERAL:

1. No pets, except seeing eye dogs, shall be allowed in or about the store areas or common areas of the Center, without Landlord’s prior written approval.

2. All tenants and their authorized representatives and invitees shall not loiter in the parking or other common areas that any tenant has the right to use; nor shall they in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits; they shall use them only as ingress to and egress from their work areas.

3. Tenants and their authorized representatives and invitees shall not throw cigar cigarette butts or other substances or litter or any kind in or about the buildings of the Center, except in receptacles placed in it for that purpose.

4. The toilet rooms, toilets, urinals, washbowls, and other apparatus available to Tenants shall not be used for any purpose other than that for which they were constructed. No foreign substances of any kind shall be thrown into them, and the expense of any breakage, stoppage, or damage shall be paid by the Tenants.

5. Landlord shall not be responsible to any Tenant or to any other person for the non-observance or violation of these rules and regulations by any other Tenant or other person. All Tenants hall be deemed to have read these rules and regulations and to have agreed to abide by them as a condition to their occupancy of the space leased.

IN WITNESS WHEREOF this Rules and Regulations Agreement is executed as of the date of the Lease Agreement.

LANDLORD:
AMERICAN PACIFIC CAPITAL GATEWAY BLDG D CO., LLC,
a Nevada Limited-Liability Company

BY:	GREAT AMERICAN HOMES, INC.	DATE:
ITS:	MANAGER

TENANT:
GLOBAL CASH ACCESS, LLC

/s/ KIRK SANFORD		5-30-2000
KIRK SANFORD		DATE:
CEO

EXHIBIT “L”

DELIVERY OF POSSESSION

Intentionally deleted

EXHIBIT “M”

CORPORATE RESOLUTION

EXHIBIT “N”

(NOTICE OF NONRESPONSIBILITY)

NOTICE OF NONRESPONSIBILITY

(NRS 108.234)

Project: GLOBAL CASH ACCESS, LLC

ALL PERSONS TAKE NOTICE that any improvement constructed or made upon or in connection with that certain real property described on Exhibit “A” attached hereto is constructed or made at the instance of parties other than the Owner of said real property, and said Owner shall not be responsible for any such improvement.

Property Address: 3525 E POST RD

City, State, Zip: LAS VEGAS, NV 89120

By:
FOR:	GREAT AMERICAN HOMES, INC.
ITS:	MANAGER

STATE OF NEVADA	)
:	ss.
COUNT OF CLARK	)

This instrument was acknowledged before me on                                                                  , 2000 by                                 , Manager.

When recorded return to:

Great American Capital 8786 W. Sahara Avenue, Ste. 201 Las Vegas, NV, 89117-5830

EXHIBIT “O”

PARKING LAYOUT

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